Exhibit 10.22
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
          This Agreement is made as of this October 31, 2006, (this “Agreement”) by and between First Solar, Inc., a Delaware corporation having its principal office at 4050 East Cotton Center Boulevard, Building 6, Suite 68, Phoenix, Arizona 85040 (hereinafter “Employer”) and Michael J. Ahearn (hereinafter “Employee”).
WITNESSETH:
          WHEREAS, Employer and Employee wish to amend and restate the Employment Agreement dated October 19, 2006 between Employer and Employee (the “Prior Employment Agreement”) and enter into this Agreement relating to the employment of Employee by Employer.
          NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree as follows:
ARTICLE I. Employment
1.1. At-Will Nature of Employment. Employer hereby employs Employee as a full-time, at-will employee, and Employee hereby accepts employment with Employer as a full-time, at-will employee. Employer or Employee may terminate this Agreement at any time and for any reason, with or without cause and with or without notice, subject to the provisions of this Agreement.
1.2. Position and Duties of Employee. Employer hereby employs Employee in the initial capacity of Chief Executive Officer and Employee hereby accepts such position. Employee agrees to diligently and faithfully perform such duties as may from time to time be assigned to Employee by the Board of Directors of Employer (the “Board”), consistent with Employee’s position with Employer. Employee recognizes the necessity for established policies and procedures pertaining to Employer’s business operations, and Employer’s right to change, revoke or supplement such policies and procedures at any time, in Employer’s sole discretion. Employee agrees to comply with such policies and procedures, including those contained in any manuals or handbooks, as may be amended from time to time in the sole discretion of Employer.
1.3. No Salary or Benefits Continuation Beyond Termination. Except as may be required by law or as otherwise specified in this Agreement or the Change in Control Agreement between Employer and Employee dated October 19, 2006 (the “Change in Control Agreement”), Employer shall not be liable to Employee for any salary or benefits continuation beyond the date of Employee’s cessation of employment with Employer. The rights and obligations set forth in Sections 1.3, 1.5 and 4.1 of this Agreement shall survive termination of Employee’s employment and termination of this Agreement.
First Solar, Inc.
Confidential

1.4. Termination of Employment. Employee’s employment with Employer shall terminate upon the earliest of: (i) Employee’s death; (ii) unless waived by Employer, Employee’s disability, either physical or mental (as determined by a qualified physician mutually agreeable to Employer and Employee) which renders Employee unable, for a period of at least six (6) months, effectively to perform the obligations, duties and responsibilities of Employee’s employment with Employer; (iii) the termination of Employee’s employment by Employer for cause (as hereinafter defined); (iv) Employee’s resignation; and (v) the termination of Employee’s employment by Employer without cause. As used herein, “cause” shall mean the Employer’s good faith determination of: (a) Employee’s dishonest, fraudulent or illegal conduct relating to the business of Employer; (b) Employee’s willful breach or habitual neglect of Employee’s duties or obligations in connection with Employee’s employment; (c) Employee’s misappropriation of Employer funds; (d) Employee’s conviction of a felony or any other criminal offense involving fraud or dishonesty, whether or not relating to the business of Employer or Employee’s employment with Employer; (e) Employee’s excessive use of alcohol; (f) Employee’s use of controlled substances or other addictive behavior; (g) Employee’s unethical business conduct; (h) Employee’s breach of any statutory or common law duty of loyalty to Employer; or (i) Employee’s material breach of this Agreement, the Non-Competition and Non-Solicitation Agreement between Employer and Employee dated October 19, 2006 (the “Non-Competition Agreement”), the Confidentiality and Intellectual Property Agreement between Employer and Employee dated October 19, 2006 (the “Confidentiality Agreement”) or the Change in Control Agreement. Upon termination of Employee’s employment with Employer for any reason, Employee will promptly return to Employer all materials in any form acquired by Employee as a result of such employment with Employer and all property of Employer.
1.5. Severance Payments and Vacation Pay.
     (a) Vacation Pay in the Event of a Termination of Employment. Employee shall be entitled to receive, in addition to the severance payments described in Sections 1.5(a) above, the dollar value of any earned but unused (and unforfeited) vacation.
     (b) Severance Payments in the Case of a Termination Without Cause Pursuant to Clause 1.4(v). If Employee’s employment is terminated by Employer pursuant to clause (v) of Section 1.4 (termination without cause), then, subject to the Change in Control Agreement, Employee shall be entitled to severance pay equal to one times the Base Salary (as hereinafter defined) in effect as of the date of termination of employment payable in accordance with Employer’s regular payroll practices. Severance payments shall be reduced by any compensation that Employee earns during the twelve (12) months following such termination of employment. Severance payments shall be subject to any applicable tax withholding. Employee agrees to notify Employer of the amounts of such compensation earned. Notwithstanding anything to the contrary herein, no severance payments shall be made unless Employee executes a general release in favor of Employer and its affiliates, substantially in the form attached hereto as Exhibit A, satisfactory to Employer and such release is effective and irrevocable.
First Solar, Inc.
Confidential

     (c) Medical Insurance. In the event of the termination of Employee’s employment with Employer without cause under Section 1.4(v) above, Employer will provide or pay for Employee’s medical insurance benefit, at the same or a comparable level as provided by Employer during Employee’s employment, until the earlier of (a) twelve (12) months after such termination and (b) Employee’s coverage under any other medical benefits plan.
     (d) Vesting. In the event of the termination of Employee’s employment with Employer without cause under Section 1.4(v) above, Employee’s stock options, restricted stock or any other equity compensation subject to vesting shall continue to vest for another twelve (12) months after such termination. After such twelve month period, Employee will have a 90 day period in which to exercise any vested stock options or other equity compensation, provided that if during such 90 day period, Employee is under any trading restriction due to a lockup agreement or closed trading window, such 90 day period shall be tolled during the period of such trading restriction.
ARTICLE II. Compensation
2.1. Base Salary. Employee shall be compensated at an annual base salary of Four Hundred and Fifty Thousand Dollars ($450,000) (the “Base Salary”) while Employee is employed by Employer under this Agreement, subject to such annual increases that Employer may in its sole discretion determine to be appropriate. Such Base Salary shall be paid in accordance with Employer’s standard policies and shall be subject to applicable tax withholding.
2.2. Annual Bonus Eligibility. Employee shall be eligible to receive an annual bonus based upon individual and company performance, as determined by the Board or the compensation committee of the Board (the “Committee”) in its sole discretion. The specific bonus eligibility and the standards for earning a bonus will be developed by the Board or the Committee and communicated to Employee as soon as practicable after the beginning of each year.
2.3. Benefits. Employee also shall be eligible to receive all benefits as are available to similarly situated employees of Employer generally, and any other benefits which Employer may in its sole discretion elect to grant to Employee. In addition, Employee shall be entitled to four weeks paid vacation per year, which shall be accrued in accordance with Employer’s policies applicable to similarly situated employees of the Employer.
2.4. Reimbursement of Business Expenses. Employee may incur reasonable expenses in the course of employment hereunder for which Employee shall be eligible for reimbursement or advances in accordance with Employer’s standard policy therefore.
2.5. Location. The position will be based in Phoenix, Arizona.
ARTICLE III. Absence of Restrictions
     Employee hereby represents and warrants that Employee has full power, authority and legal right to enter into this Agreement and to carry out all obligations and duties hereunder
First Solar, Inc.
Confidential

and that the execution, delivery and performance by Employee of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Employee is a party or by which Employee may be bound or affected, including any order, judgment or decree of any court or governmental agency.
ARTICLE IV. Miscellaneous
4.1. Withholding. Any payments made under this Agreement shall be subject to applicable federal, state and local tax reporting and withholding requirements.
4.2. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws. Any judicial action commenced relating in any way to this Agreement including, the enforcement, interpretation, or performance of this Agreement, shall be commenced and maintained in a court of competent jurisdiction located in Maricopa County, Arizona. In any action to enforce this Agreement, the prevailing party shall be entitled to recover its litigation costs, including its attorneys’ fees. The parties hereby waive and relinquish any right to a jury trial and agree that any dispute shall be heard and resolved by a court and without a jury. The parties further agree that the dispute resolution, including any discovery, shall be accelerated and expedited to the extent possible. Each party’s agreements in this Section 4.2 are made in consideration of the other party’s agreements in this Section 4.2, as well as in other portions of this Agreement.
4.3. No Waiver. The failure of Employer or Employee to insist in any one or more instances upon performance of any of terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such terms, covenants or conditions.
4.4. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by facsimile transmission or by courier or mailed, registered or certified mail, postage prepaid as follows:

If to Employer:	First Solar, Inc.
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, AZ 85040
Attention: Michael J. Ahearn

If to Employee:	To Employee’s then current address on file with Employer
or at such other address or addresses as any such party may have furnished to the other party in writing in a manner provided in this Section 4.4.
First Solar, Inc.
Confidential

4.5. Assignability and Binding Effect. This Agreement is for personal services and is therefore not assignable unless both parties agree in writing. Notwithstanding the foregoing, this Agreement may be assigned by Employer to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer (the “Successor”). As used in this Agreement, (a) the term “Employer” shall mean Employer as hereinbefore defined and any Successor and any permitted assignee to which this Agreement is assigned and (b) the term “Board” shall mean the Board as hereinbefore defined and the board of directors or equivalent governing body of any Successor and any permitted assignee to which this Agreement is assigned. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, heirs, executors and legal representatives.
4.6. Entire Agreement. This Agreement, the Change in Control Agreement, the Non-Competition Agreement and the Confidentiality Agreement set forth the entire agreement between Employer and Employee regarding the terms of Employee’s employment and supersedes all prior agreements between Employer and Employee covering the terms of Employee’s employment (including the Prior Employment Agreement). This Agreement may not be amended or modified except in a written instrument signed by Employer and Employee identifying this Agreement and stating the intention to amend or modify it.
4.7. Severability. If it is determined by a court of competent jurisdiction that any of the restrictions or language in this Agreement are for any reason invalid or unenforceable, the parties desire and agree that the court revise any such restrictions or language, including reducing any time or geographic area, so as to render them valid and enforceable to the fullest extent allowed by law. If any restriction or language in this Agreement is for any reason invalid or unenforceable and cannot by law be revised so as to render it valid and enforceable, then the parties desire and agree that the court strike only the invalid and unenforceable language and enforce the balance of this Agreement to the fullest extent allowed by law. Employer and Employee agree that the invalidity or unenforceability of any provision of this Agreement shall not affect the remainder of this Agreement.
4.8. Construction. As used in this Agreement, words such as “herein,” “hereinafter,” “hereby” and “hereunder,” and the words of like import refer to this Agreement, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
First Solar, Inc.
Confidential

     IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYEE,

by

/s/ Michael J. Ahearn

	Name:	Michael J. Ahearn

	Title:	President and Chief Executive Officer

EMPLOYER:
FIRST SOLAR, INC.,

by

/s/ Michael Sweeney

Name:

	Title:	Authorized Signatory
First Solar, Inc.
Confidential

Exhibit A
SEPARATION AGREEMENT AND RELEASE
I. Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding himself/herself, his/her heirs, executors, administrators and assigns, does hereby release and forever discharge First Solar, Inc., a Delaware corporation (the “Company”), and its present and former officers, directors, executives, agents, employees, affiliated companies, subsidiaries, successors, predecessors and assigns (collectively, the “Released Parties”), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown (collectively, the “Claims”), which the undersigned now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned’s employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort or contract law, including but not limited to, the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Family and Medical Leave Act of 1993, as amended (the “FMLA”), 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and any other equivalent or similar Federal, state, or local statute; provided, however, that nothing herein shall release the Company (a) of its obligations under that certain Change in Control Severance Agreement in which the undersigned participates and pursuant to which this Separation Agreement and Release is being executed and delivered, (b) from any claims by the undersigned arising out of any director and officer indemnification or insurance obligations in favor of the undersigned and (c) any director and officer indemnification obligations under the Company’s by-laws. The undersigned understands that, as a result of executing this Separation Agreement and Release, he/she will not have the right to assert that the Company or any other Released Party unlawfully terminated his/her employment or violated any of his/her rights in connection with his/her employment or otherwise.
The undersigned affirms that he/she has not filed, caused to be filed, or presently is a party to any Claim, complaint or action against any Release Party in any forum or form and that he/she knows of no facts which may lead to any Claim, complaint or action being filed against any Release Party in any forum by the undersigned or by any agency, group, or class persons. The undersigned further affirms that he/she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he/she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him/her from the Company and its subsidiaries, except as specifically provided in this Separation Agreement and Release. The undersigned furthermore affirms that he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the FMLA. If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Released Party on behalf of the undersigned, the undersigned will request such agency or court to withdraw the matter.

The undersigned further declares and represents that he/she has carefully read and fully understands the terms of this Separation Agreement and Release and that he/she has been advised and had the opportunity to seek the advice and assistance of counsel with regard to this Separation Agreement and Release, that he/she may take up to and including 21 days from receipt of this Separation Agreement and Release, to consider whether to sign this Separation Agreement and Release, that he/she may revoke this Separation Agreement and Release within seven calendar days after signing it by delivering to the Company written notification of revocation, and that he/she knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his own free act.
[To effect a full and complete general release as described above, the undersigned expressly waives and relinquishes all rights and benefits of Section 1542 of the Civil Code of the State of California, and the undersigned does so understanding and acknowledging the significance and consequence of specifically waiving Section 1542. Section 1542 of the Civil Code of the State of California states as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Thus, notwithstanding the provisions of Section 1542, and to implement a full and complete release and discharge of the Released Parties, the undersigned expressly acknowledges this Separation Agreement and Release is intended to include in its effect, without limitation, all Claims the undersigned does not know or suspect to exist in the undersigned’s favor at the time of signing this Separation Agreement and Release, and that this Separation Agreement and Release contemplates the extinguishment of any such Claim or Claims.]1
II. Protected Rights. The Company and the undersigned agree that nothing in this Separation Agreement and Release is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned under any Federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or to exercise any other right that cannot be waived under applicable law. The undersigned is releasing, however, his/her right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on his/her behalf. Further, should the EEOC or any other agency obtain monetary relief on his/her behalf, the undersigned assigns to the Company all rights to such relief.
III. Equitable Remedies. The undersigned acknowledges that a violation by the undersigned of any of the covenants contained in this Agreement would cause irreparable damage to the Company and its subsidiaries in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate.

[1]	Only include for employees who were employed by the Company or its subsidiaries in California.

Accordingly, the undersigned agrees that, notwithstanding any provision of this Separation Agreement and Release to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Agreement in addition to any other legal or equitable remedies it may have.
IV. Return of Property. The undersigned shall return to the Company on or before [10 DAYS AFTER TERMINATION DATE], all property of the Company in the undersigned’s possession or subject to the undersigned’s control, including without limitation any laptop computers, keys, credit cards, cellular telephones and files. The undersigned shall not alter any of the Company’s records or computer files in any way after [TERMINATION DATE].
V. Severability. If any term or provision of this Separation Agreement and Release is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Separation Agreement and Release shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Separation Agreement and Release is not affected in any manner materially adverse to any party.
VI.GOVERNING LAW. THIS SEPARATION AGREEMENT AND RELEASE SHALL BE DEEMED TO BE MADE IN THE STATE OF DELAWARE, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Effective on the eighth calendar day following the date set forth below.

FIRST SOLAR, INC.,

by

Name:
Title:

EMPLOYEE,

[NAME]

Date Signed: